UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ] Preliminary Proxy Statement

[] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[] Definitive Proxy Statement

[X]Definitive Additional Materials

[ ]	Soliciting Material Pursuant to §240.14a-12

LEGG MASON PARTNERS EQUITY TRUST

LEGG MASON ETF INVESTMENT TRUST

LEGG MASON PARTNERS VARIABLE EQUITY TRUST (Name of Registrant(s) as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]No fee required.

[] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

1)Title of each class of securities to which transaction applies:

2)Aggregate number of securities to which transaction applies:

3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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[ ] Fee paid previously with preliminary materials.

[] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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2)Form, Schedule or Registration Statement No.:

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4)Date Filed:

OPEN END PRE-RECORDED CALL

SCRIPT FOR LEGG MASON

June 8, 2020

Hi, this is Joe Sullivan, CEO and Chairman of Legg Mason.

The shareholder meeting is fast approaching on July 14th and I'd like to encourage you to vote right away by calling Computershare at 1" 866"963"5819.

You may also receive material via mail or email which you can use to vote by following the instructions on your proxy card.

If you have any questions or would like to vote with a live agent, please call Computershare at 1"866"963"5819.

Thank you for choosing Legg Mason Funds.

PRE-RECORDED CALL

SCRIPT FOR LEGG MASON

June 8, 2020

Hi, I am calling on behalf of Legg Mason.

The shareholder meeting is fast approaching and we'd like to encourage you to vote right away by calling Computershare at 1"xxx" xxx"xxxx.

You may also receive material via mail or email which you can use to vote by following the instructions on your proxy card.

If you have any questions or would like to vote with a live rep, please call Computershare at 1"xxx"xxx"xxxx

Thank you for choosing Legg Mason Funds.